EXHIBIT 99.1

Contact: Susan B. Railey
         (301) 468-3120
         Sharon Bramell                                    FOR IMMEDIATE RELEASE
         (301) 231-0351


                      AIM 88 DECLARES MONTHLY DISTRIBUTION
                           FOR JULY OF $1.355 PER UNIT

                  Includes Mortgage Proceeds of $1.345 Per Unit



                            -------------------------


     ROCKVILLE, MD, July 22, 2003-- (AMEX/AIK) The general partner of American Insured Mortgage Investors L.P.-Series 88 (AIM 88) today declared the monthly distribution for July 2003 in the amount of $1.355 per unit. Holders of record on July 31, 2003 will receive this amount as part of the third quarter distribution which will be paid on November 3, 2003.

The July distribution of $1.355 per unit includes the following:

-    1.0 cent per unit regular cash flow;

- 26.5 cents per unit mortgage proceeds due to the sale of the GNMA security secured by the mortgage on Garden Terrace; and

- $1.08 per unit mortgage proceeds due to the prepayment of the mortgage on Summerwind Apartments-Phase II.

     Record dates for the AIM 88 distributions occur at the end of each month. Distributions are paid approximately one month after the end of each calendar quarter and include the three amounts declared during the quarter.